UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2018

First BanCorp.

(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico		00908-0146
(Address of Principal Executive Offices)		(Zip Code)

(787) 729-8200

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Registered Public Accounting Firm

On April 24, 2018, the Chairman of the Audit Committee of the Board of Directors (the “Audit Committee”) of First BanCorp (the “Corporation”) was informed by KPMG LLP (“KPMG”) that the client-auditor relationship between the Corporation and KPMG will cease upon the completion of KPMG’s interim review of the Corporation’s consolidated financial statements as of and for the quarter ended March 31, 2018.

The audit reports of KPMG on the Corporation’s consolidated financial statements as of and for the years ended December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Corporation did not maintain effective internal control over financial reporting as of December 31, 2017.

During the two fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through March 31, 2018, there were no (i) disagreements between the Corporation and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years, or (ii) reportable events, as defined in Item 304(a)(1)(v), except for the material weakness that the Corporation disclosed in its Annual Report on Form 10-K for 2017. The material weakness relates to management’s review and approval of the appropriateness of certain assumptions used to estimate the allowance for loan losses for commercial loans. Specifically, management’s estimate did not incorporate the actual historical loss rate for loans classified substandard in the commercial loan portfolios, that instead was determined based on a blended loss rate using aggregate historical charge-offs and portfolio balance data for loans rated as special mention, substandard, and doubtful.

The Corporation provided KPMG with a copy of this Form 8-K, and requested KPMG to furnish it with a letter addressed to the U.S. Securities and Exchange Commission (the “Commission”) stating whether it agrees with the above statements. A copy of such letter, dated April 27, 2018, is filed as Exhibit 16.1 to this Form 8-K.

(b)	New Independent Registered Public Accounting Firm

On January 30, 2018, the Audit Committee of the Corporation approved the commencement of a comprehensive, competitive selection process to determine the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2018, a process which was launched on March 23, 2018 and in which KPMG was invited to participate. The Corporation expects to culminate this selection process on or before May 15, 2018 and will file a Current Report on Form 8-K to report its engagement of a successor independent registered public accounting firm as required by Item 4.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits – See Exhibit Index below, which is incorporated herein by reference.

Exhibit Index

Exhibit	Description of Exhibit

16.1	Letter from KPMG LLP, dated April 27, 2018, addressed to the Securities and Exchange Commission regarding change in independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2018	First BanCorp.

	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	EVP and Chief Financial Officer

4